EXHIBIT 99.1

TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Jason Wong
(973) 254-7612
jason.wong@tiffany.com

TIFFANY PRESENTS ITS PRELIMINARY HOLIDAY PERIOD SALES RESULTS
WORLDWIDE NET SALES FOR THE HOLIDAY PERIOD REACH RECORD HIGH

New York, N.Y., January 5, 2021 - Tiffany & Co. (NYSE: TIF; the “Company”) today presented its preliminary sales results for the interim period from November 1, 2020 through December 31, 2020 (the “2020 holiday period”). For the 2020 holiday period, preliminary worldwide (unaudited) net sales increased approximately 2% as compared to the same period in 2019, resulting in record net sales for any holiday period in the Company’s history.

Alessandro Bogliolo, Chief Executive Officer, said, “In the midst of a worldwide pandemic and its dynamic impacts, these all-time high preliminary holiday period sales results, which follow a strong third quarter, reflect the successful convergence of our multi-year sales strategies with respect to the Chinese Mainland (greater than 50% increase from prior year), e-Commerce (greater than 80% increase from prior year), increasing average unit retail prices and accelerating product innovations. During this period, we saw the Chinese Mainland market continue to drive our overall sales growth with certain other Asia Pacific markets also supporting the increase of approximately 20% for that region. We were also happy to see that the positive sales momentum from the third quarter continued through the 2020 holiday period for the Americas and Japan, with Japan increasing approximately 8% from prior year.”

Mr. Bogliolo added, “This year has certainly stress tested the corporate strategies we set in 2017 to strengthen the Brand and win in the highly competitive global luxury jewelry market. I marvel at the dedication, agility and endurance of everyone at Tiffany who helped us to end the year in such a strong position and I want to thank each and every one of them for their exceptional focus, skill and professionalism.”

Roger Farah, Chairman of the Board of Tiffany & Co., speaking on behalf of the entire Board, said, “We are so proud of all the employees at Tiffany whose sound strategic decisions and collective actions allowed the Company to persevere in this challenging and ever-changing year and raise the standard of stewardship for a global luxury jeweler. We congratulate and thank Alessandro, for the remarkable achievement of elevating and modernizing the Brand over the past three years, and the extraordinary management team and all the employees for a job superbly done.”

The Company’s preliminary sales in its principal regions for the 2020 holiday period, as compared on a percentage basis to the same period in the prior year, were as follows:

	Net Sales	Constant-Exchange-Rate Basis (see “Non-GAAP Measures”)
Worldwide	2%	—%
Americas	(5)	(5)
Asia-Pacific	20	14
Japan	8	3
Europe	(8)	(10)

The Company’s preliminary comparable sales in its principal regions for the 2020 holiday period, as compared on a percentage basis to the same period in the prior year, were as follows:

	Comparable Sales	Comparable Sales on a Constant-Exchange-Rate Basis (see “Non-GAAP Measures”)
Worldwide	4%	2%
Americas	(4)	(3)
Asia-Pacific	27	20
Japan	10	5
Europe	(6)	(9)

At December 31, 2020, the Company operated 320 stores (122 in the Americas, 87 in Asia-Pacific, 59 in Japan, 47 in Europe and five in the UAE), versus 327 stores a year ago (125 in the Americas, 91 in Asia-Pacific, 58 in Japan, 48 in Europe and five in the UAE).

All sales information for the 2020 holiday period is preliminary and unaudited, and is based on the information and data currently available to the Company through its internal daily sales reporting system and processes. The Company did not apply its standard month-end financial closing procedures to this preliminary 2020 holiday period sales information, which include, but are not limited to, reconciling data amongst the Company’s internal reporting systems, recording necessary adjustments in those systems, and management review of such data and adjustments. Accordingly, actual sales information subjected to such financial closing procedures could differ, possibly materially, from the preliminary unaudited sales information set forth above. In order to facilitate comparability between periods, the Company similarly evaluated its sales results for the interim period from November 1, 2019 through December 31, 2019, which is also based on unaudited information and data provided by its internal daily sales reporting system and processes, and without application of its standard month-end financial closing procedures for such period. Given the preliminary and unaudited nature of the sales information presented herein, you should not place undue reliance on the sales trends or future performance reflected by such information.

About Tiffany & Co.

In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 14,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories - including more than 5,000 skilled artisans who cut diamonds and craft jewelry in the Company’s workshops, realizing its commitment to superlative quality. TIFFANY & CO. has a long-standing commitment to conducting its business responsibly, sustaining the natural environment, prioritizing diversity and inclusion, and positively impacting the communities in which we operate.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.

Forward-looking statements are not guarantees of future results and are subject to risks and uncertainties. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could impact these forward-looking statements include such factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in the Company’s Form 10-Q for the fiscal quarter ended October 31, 2020, its Form 10-K for the fiscal year ended January 31, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

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TIFFANY & CO. AND SUBSIDIARIES
(Unaudited)

NON-GAAP MEASURES
The Company reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Internally, management also monitors and measures its performance using certain sales and earnings measures that include or exclude amounts, or are subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure (“non-GAAP financial measures”). The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with useful supplemental information that will allow them to evaluate the Company’s operating results using the same measures that management uses to monitor and measure its performance. The Company’s management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures presented here may not be comparable to similarly-titled measures used by other companies.

Net Sales
The Company’s preliminary net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars (“constant-exchange-rate basis”). Sales on a constant-exchange-rate basis are calculated by taking the current period’s sales in local currencies and translating them into U.S. dollars using the prior year’s foreign currency exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	2020 Holiday Period vs. 2019 Holiday Period (Unaudited)
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	2%	2%	—%
Americas	(5)	—%	(5)
Asia-Pacific	20	6	14
Japan	8	5	3
Europe	(8)	2	(10)

Comparable Sales:
Worldwide	4%	2%	2%
Americas	(4)	1	(3)
Asia-Pacific	27	7	20
Japan	10	5	5
Europe	(6)	3	(9)

TIF-E